EXHIBIT 99

FOR IMMEDIATE RELEASE                            CONTACT
                                                 WILLIAM KEDERSHA, CEO
                                                 OAK TREE MEDICAL SYSTEMS, INC.
                                                 (914) 694-2500


OAK TREE MEDICAL SYSTEMS, INC. CONCLUDES PURCHASE OF FOUR LONG
ISLAND, NY BASED PHYSICAL THERAPY FACILITIES

WHITE PLAINS, NEW YORK, December 12, 1996--Oak Tree Medical Systems, Inc. (MOAK:BB) announced completion of its acquisition of four Long Island, NY, based physical therapy Facilities, located in Brooklyn, Syosset, Lawrence, and Rockville Centre, and one medical billing company with gross billing of approximately $3 million. The four clinics produced profits of approximately $550,000 in the most recent fiscal year. The assets and related management contracts were acquired for $1.5 million in cash and stock.

Commenting on the transaction, William Kedersha, Chief Executive Officer of the Company, said: "With this acquisition, Oak Tree Medical Systems, Inc. continues its growth strategy in the New York Metropolitan area." The Long Island purchases enhance the company's New York holdings, bringing the total number of physical therapy/physical rehabilitation facilities to eleven.

Oak  Tree  Medical  Systems,   Inc.   operates   physical  therapy  clinics  and
comprehensive outpatient rehabilitation facilities, and manages related medical practices, in Florida and New York.